Exhibit 10.4

CREDENCE SYSTEMS CORPORATION

Notice of Stand-Alone Inducement Non-Qualified Stock Option Award

GRANTEE:

JOY E. LEO

Notice is hereby given of the following stock option grant (the “Option”) to purchase shares of the Common Stock of Credence Systems Corporation (the “Company”) pursuant to and in accordance with the Non-Qualified Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Notice:

GRANT DATE:	April 16, 2007

GRANT NUMBER:	014622

EXERCISE PRICE:	$ 3.47 per share

NUMBER OF OPTION SHARES:	250,000 shares

EXPIRATION DATE:	April 16, 2014

TYPE OF OPTION:	Non-Qualified Option

POST-TERMINATION EXERCISE PERIOD:	Three (3) Months

EXERCISE SCHEDULE: The Option shall become exercisable for 12.5% of the Option Shares upon the Grantee’s completion of six (6) months of Continuous Service measured from «VEST_BASE_DATE» (the “Vesting Commencement Date”) and shall become exercisable for the balance of the Option Shares in a series of 14 equal and successive quarterly installments upon the Grantee’s completion of each additional three (3) month period of Continuous Service thereafter. In no event shall the Option become exercisable for any additional Option Shares following the Grantee’s termination of Continuous Service.

Notwithstanding anything herein or in the Option Agreement to the contrary, if the Grantee’s Continuous Service is terminated by the Company without Cause, or if the Grantee terminates Continuous Service for Good Reason or due to death or Disability, the Grantee shall vest, immediately prior to the effective time of such termination, in the number of Option Shares that would otherwise vest as if the Grantee remained in Continuous Service from the date of termination until twelve (12) months following such termination date (such number of Option Shares to be determined as if the Option Shares vested in equal monthly installments on each monthly anniversary of the Vesting Commencement Date). The accelerated vesting provided in the previous sentence shall be conditioned upon the Grantee (or the Grantee’s successor in the case of death) first executing the Mutual Release Agreement as provided in Section III.B of the executive employment agreement between the Company and the Grantee, dated April 13, 2007 (the “Executive Employment Agreement”).

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The Grantee agrees to be bound by the terms and conditions of the Option as set forth in the Option Agreement attached hereto.

No Employment or Service Contract. The Grantee acknowledges and agrees that nothing in this Notice or the Option Agreement shall confer upon the Grantee any right with respect to future awards or continuation of the Grantee’s Continuous Service, nor shall it interfere in any way with the Grantee’s right or the right of the Company or Related Entity to which the grantee provides services to terminate the Grantee’s Continuous Service, with or without Cause, and with or without notice. The Grantee acknowledges that unless the Grantee has a written employment agreement with the Company to the contrary, the Grantee’s status is at will.

CREDENCE SYSTEMS CORPORATION			GRANTEE

By:	/s/ Lavi Lev
JOY E. LEO
Title:	President and Chief Executive Officer	Address:	As appearing in the Human Resources record.
Dated:	April 16, 2007

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CREDENCE SYSTEMS CORPORATION

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

1. Grant of Option. Credence Systems Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stand-Alone Inducement Non-Qualified Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Number of Option Shares subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of this Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and the Notice which are incorporated herein by reference.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice and with the applicable provisions of this Option Agreement. The Option shall be subject to the provisions of Section 17 of this Option Agreement relating to the exercisability or termination of the Option in the event of a Change of Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Board. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in a form designated by the Board, whether in hard copy or in electronic form, or by such other procedure as specified from time to time by the Board which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Board. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below.

(c) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Board for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

3. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

5. Termination or Change of Continuous Service. Subject to Section 17, in the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period (as set forth in the Notice), exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Board, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Exercise Schedule set forth in the Notice. Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

6. Disability of Grantee. Subject to Section 17, in the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

7. Death of Grantee. Subject to Section 17, in the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8. Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Board. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Board. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

9. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10. Tax Consequences.

(a) The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Notwithstanding the Company’s good faith determination of the Fair Market Value of the Company’s Common Stock for purposes of determining the Exercise Price of the Option as set forth in the Notice, the taxing authorities may assert that the Fair Market Value of the Common Stock on the Grant Date was greater than the Exercise Price. In addition, under Section 409A of the Code, if the Exercise Price of the Option is less than the Fair Market Value of the Common Stock on the Grant Date, the Option may be treated as a form of deferred compensation and the Grantee may be subject to acceleration of income recognition, an additional 20% tax, plus interest and possible penalties. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

11. Entire Agreement: Governing Law. The Notice and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

13. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice or this Option Agreement shall be submitted by the Grantee or by the Company to the Board. The resolution of such question or dispute by the Board shall be final and binding on all persons.

14. Venue. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 8 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

16. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option, the exercise price of the Option, as well as any other terms that the Board determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Board may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board and its determination shall be final, binding and conclusive. Except as the Board determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to the Option.

17. Changes in Control.

(a) Termination of the Option to Extent Not Assumed in a Change of Control. Effective upon the consummation of a Change of Control, the Option shall terminate. However, the Option shall not terminate to the extent it is Assumed in connection with the Change of Control.

(b) Acceleration of the Option Upon Change of Control. In the event of a Change of Control:

(i) for the portion of the Option that is neither Assumed nor Replaced, such portion of the Option shall automatically become fully vested and exercisable for all of the Shares at the time represented by such portion of the Option, immediately prior to the specified effective date of such Change of Control, provided that the Grantee’s Continuous Service has not terminated prior to such date;

(ii) for the portion of the Option that is Assumed or Replaced, then such Option (if Assumed), the replacement Option (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Option, immediately prior to the effective time of the termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason, in each case, within twelve (12) months following the Change of Control.

18. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Laws” means the legal requirements applicable to the Option under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Options granted to residents therein.

(b) “Assumed” means that pursuant to a Change of Control either (i) the Option is expressly affirmed by the Company or (ii) the contractual obligations represented by the Option are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Change of Control with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Option and the exercise or purchase price thereof which at least preserves the compensation element of the Option existing at the time of the Change of Control as determined in accordance with the instruments evidencing the agreement to assume the Option.

(c) “Board” means the Board of Directors of the Company and shall include any committee of the Board or Officer of the Company to which the Board has delegated its authority under this Agreement.

(d) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Board, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change of Control, such definition of “Cause” shall not apply until a Change of Control actually occurs.

(e) “Change of Control” means a change in ownership or control of the Company effected through a merger, consolidation or acquisition in a single or series of related transaction(s) by any person or related group of persons (other than an acquisition by the Company or by a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Credence Systems Corporation, a Delaware corporation.

(i) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(j) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. The Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k) “Director” means a member of the Board or the board of directors of any Related Entity.

(l) “Disability” means that the Grantee becomes eligible for the Company’s long term disability benefits or that, in the sole opinion of the Company, the Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred twenty (120) days in any twelve (12) month period.

(m) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Board in good faith.

(p) “Good Reason” means any of the following: (1) a breach by the Company of its obligations to the Grantee arising in connection with the Executive Employment Agreement, which breach is not cured within twenty (20) days after written notice to the Company from the Grantee; or (2) if the Company relocates, without the Grantee’s consent, the principal place of the Grantee’s duties to a place more than forty (40) miles from Monte Sereno, California; or (3) if the Company materially and without the Grantee’s consent reduces the Grantee’s title, authority, status or job responsibilities (at the Company compared to the surviving combined corporation(s) as a whole following a Change of Control), reduces the benefits available to the Grantee or reduces the Grantee’s salary, except for general, across-the-board reductions in benefits by the Company affecting all employees equally and not disproportionately affecting the Grantee.

(q) “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Related Entity” means any Parent or Subsidiary of the Company.

(u) “Replaced” means that pursuant to a Change of Control the Option is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Option existing at the time of the Change of Control and provides for subsequent payout in accordance with the same (or a more favorable) exercise schedule applicable to such Option. The determination of Option comparability shall be made by the Board and its determination shall be final, binding and conclusive.

(v) “Share” means a share of the Common Stock.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

END OF AGREEMENT